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EXHIBIT 23.1

INDEPENDENT ACCOUNTANT'S CONSENT

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 22, 2001 relating to the consolidated financial statements and financial statement schedule of ValueClick, Inc., which appears in ValueClick, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PRICEWATERHOUSECOOPERS, LLP

Woodland Hills, California
June 1, 2001

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INDEPENDENT ACCOUNTANT'S CONSENT